CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002-1                    FOR THE PERIOD ENDED:  25-SEPT-02
                                              LOCK-OUT DATE:         MAY-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                 CLASS I A-1       CLASS I A-2       CLASS I A-3     CLASS 1 A-4
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                11,588,071.59        533,162.78        571,667.25      536,582.85

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                  1,406,950.18
    (B) PARTIAL PREPAYMENTS RECEIVED                               906,541.62
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           6,064,281.98
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
    (G) ACCELERATED PRINCIPAL PAYMENT                            2,517,094.52
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                   10,894,868.30              0.00              0.00             0.00

(C) INTEREST DISTRIBUTION                                          693,203.29        533,162.78        571,667.25        536,582.85
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        693,203.29        533,162.78        571,667.25        536,582.85

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE        253,610,958.94    134,129,000.00    120,351,000.00     98,006,000.00
    LESS: PRINCIPAL DISTRIBUTION                                10,894,868.30              0.00              0.00              0.00
                                                                -------------     -------------     -------------     -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE            242,716,090.64    134,129,000.00    120,351,000.00     98,006,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          812,980.62     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1           0.86835039
    SECTION 6.02 REIMBURSEMENT AMOUNT                               22,230.36     CLASS I A-2           1.00000000
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-3           1.00000000
                                                                  ------------    CLASS I A-4           1.00000000
 TOTAL FEES DUE SERVICER                                           835,210.98     CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-5       CLASS I M-1     CLASS 1 B-1      CLASS 1 B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   189,866.67        195,466.67      194,666.67        225,866.67

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------      ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00              0.00

(C) INTEREST DISTRIBUTION                                          189,866.67        195,466.67        194,666.67        225,866.67
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00              0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        189,866.67        195,466.67        194,667.67        225,866.67

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00              0.00
                                                                -------------     -------------     -------------      ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             32,000,000.00     32,000,000.00     32,000,000.00     32,000,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                           279,514,000.00           3.2800%
    SECTION 6.02 REIMBURSEMENT AMOUNT                           134,129,000.00           4.7700%
    REIMBURSEABLE FEES                                          120,351,000.00           5.7000%
                                                                 98,006,000.00           6.5700%
 TOTAL FEES DUE SERVICER                                         32,000,000.00           7.1200%
                                                                 32,000,000.00           7.3300%
                                                                 32,000,000.00           7.3000%
                                                                 32,000,000.00           8.4700%

CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-OCT-02
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-OCT-02
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002 1                    FOR THE PERIOD ENDED:  25-SEPT-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               927     29,175,632       31-59 Days Delinquent      300        3,146,814
    60-89 Days Delinquent                               211      9,608,599       60-89 Days Delinquent       84        3,961,374
    90+ Days Delinquent                                 241     10,569,088       90+ Days Delinquent         91        4,268,235

    3-Month Avg Thirty-Day Delinquency Ratio          13.72%                     3-Month Avg Thirty-Day Delinquency Ratio   1.10%
    3-Month Avg Sixty-Day Delinquency Ratio            1.60%                     3-Month Avg Sixty-Day Delinquency Ratio    0.85%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                                       0.00           Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount   268,686
(J) Principal Balance of Contracts in Repossession            5,940,194.55        Cumulative Acquisition Loss Amount      332,310

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.17%
                                                                                  Cumulative Realized Loss Ratio    0.04%
(L) (x) Class B-2 Formula Distribution Amount                   225,866.67
    (y) Remaining Amount Available                              225,866.67
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                   47    1,771,360.24

(Q) Principal Prepayments Paid                                6,970,823.60

(R) Scheduled Principal Payments                              1,406,950.18

(S) Weighted Average Interest Rate                                   9.95%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                9,056,225.62
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          6,528,749.12

(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             6,386.22
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                       5,424.57

(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                401,114.09
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                          325,109.31


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 812,980.62
   (iv)  Reimbursable Liquidation Expenses                                      22,230.36
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             835,210.98

Available Distribution Amount-Vanderbilt                                     7,826,286.77
Available Distribution Amount-Subservicer-21st                               6,209,064.38

To Class A And B                                                            14,035,351.15

Monthly Excess Cashflow                                                              0.00

Weighted Average Remaining Term (Months)                                           257.00

  Scheduled Balance Computation

  Prior Month Balance                                                      780,461,397.06


  Current Balance                                     772,366,846.22
     Adv Principal                                        229,394.09
     Del Principal                                        512,617.03
  Pool Scheduled Balance                                                   772,083,623.28


  Principal Payments In Full                            6,064,281.98
  Partial Prepayments                                     906,541.62

  Scheduled Principal                                   1,406,950.18

  Collateral Balance                                                       772,366,846.22

  Overcollateralization Amount                                              48,881,532.64
  Targeted Overcollateralization Amount                                     64,000,000.00
